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                                                                  EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

         As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of BTU International, Inc. of our reports dated February 13, 1995 on our audits of the consolidated financial statements and financial statement schedules of BTU International, Inc. as of December 31, 1994 and 1993 and for each of the three years ending December 31, 1994, which reports are included or incorporated by reference in the Annual Report on Form 10-K of BTU International, Inc. for the year ended December 31, 1994.



                                           Arthur Andersen LLP



Boston, Massachusetts
May 3, 1995





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